Exhibit 10.2

                            Comverse Technology, Inc.
                                909 Third Avenue
                               New York, NY 10022

                                                                  April 28, 2006

Mr. David Kreinberg
c/o Comverse Technology, Inc.
909 Third Avenue
New York, NY 10022

Dear Mr. Kreinberg,

           Comverse Technology, Inc. (the "Company") and you (the "Employee") hereby agree to the terms and conditions set forth in Exhibit A hereto. This letter agreement (together with Exhibit A hereto, the "Agreement") represents the entire agreement of the parties with respect to the subject matter hereof. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. This Agreement may be amended or modified only by a written instrument signed by all the parties hereto and may not be assigned by any party without the express written consent of the other party and any purported assignment without such consent shall be void ab initio. The judgment by any court of law that any provision of this Agreement is unenforceable shall not affect the validity of the remaining provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

           If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this Agreement and return it to us whereupon this Agreement shall become a binding agreement between us.

                                              Very truly yours,

                                              COMVERSE TECHNOLOGY, INC.

                                              /s/ Paul L. Robinson
                                              ----------------------------------
                                              Paul L. Robinson
                                              General Counsel and V.P.-Legal

Agreed, acknowledged and accepted
as of the 28th day of April, 2006.

/s/ David Kreinberg
----------------------------------
David Kreinberg

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                                                                       EXHIBIT A
                                                                       ---------

                          TERMS OF EMPLOYMENT AGREEMENT

                                     BETWEEN

                            COMVERSE TECHNOLOGY, INC.

                                       AND

                                 DAVID KREINBERG

1. Annual Compensation           For services hereunder, the Company shall pay
                                 the Employee $25,000 per annum, payable in accordance with applicable payroll practices of the Company.

2. Benefits                      During the Employment Term (as defined below),
                                 the Company will continue to provide the Employee with (i) a Company car, on the same terms as currently applicable to the Employee, and (ii) the right to participate in the insurance, 401(k) and other benefit plans or arrangements of the Company under the same terms and conditions applicable to employees generally; provided, however, that during the Employment Term the Employee shall not be entitled to receive any stock options, restricted stock, stock appreciation rights or any equity or other incentive compensation under any plan or other arrangement of the Company.

3. Equity Compensation           (a) During the Employment Term, no previously
                                 granted stock options, restricted stock, stock appreciation rights, or other equity compensation shall vest in whole or in part for any reason. The Employment Term shall never count toward vesting of any stock options, restricted stock, stock appreciation rights or other equity compensation.

                                 (b) During the Employment Term, the Employee shall not exercise or transfer any outstanding Company stock options.

                                 (c) The Employee's outstanding Company stock options shall terminate upon the later to occur of (i) the expiration of the first 30-consecutive calendar day period during which the Employee is permitted by the Company to exercise such options on every day during such period and (ii) December 31, 2006; provided, however, that (x) in each case, such extension of the exercise period may not extend beyond 10 years from the original date of grant of the Employee's stock options and (y) the foregoing shall be subject to and not in derogration of any claims or defenses of the parties arising out of or relating to such stock options.

4. Resignation                   The Employee hereby resigns from his positions
                                 as an officer of the Company. In addition, the Employee agrees to resign as a director of Verint Systems, Inc., Ulticom, Inc., and any or all other subsidiaries or affiliates of the Company if, as and when requested by the Company.

5. Term and Termination          The term of this Agreement shall be six months;
                                 provided, however, that either party may terminate this Agreement by providing the other party with no less than 10 days' prior written notice. (The period of time commencing with the date hereof and ending upon the date of termination of this Agreement is referred to as the "Employment Term.")

6. Title                         Advisor.

7. Responsibilities              (a) The Employee shall make himself reasonably
                                 available to, cooperate with, and provide information reasonably requested by, the
                                 Special Committee of the Board of Directors of the Company (the "Special Committee") and its designees related to the Special Committee's investigation; provided, that the Employee is permitted to seek other full-time employment as long as such employment does not violate his obligations under Section 9 of this Agreement, and Employee's availability and cooperation shall not unreasonably interfere with such other employment.

                                 (b) The Employee shall have no authority to (i) sign any document in the name of or on behalf of the Company or to otherwise bind the Company in any way; or (ii) speak or otherwise communicate in the name and on behalf of the Company to the press or any other third party (including employees of the Company or any of its subsidiaries or affiliates).

8. Office and System Access      The Employee shall only be permitted to utilize
                                 any of the Company's premises or have access to any of the Company's records or systems
                                 (including financial and accounting systems), to the extent expressly approved by the Special
                                 Committee. The Employee shall have continued use of his cell phone, email, office phone number and voicemail, as such were provided by the Company prior to the date hereof.

9. Non-Disclosure and
   Non-Competition               The Employee shall be subject to Sections 5
                                 (Confidential Information), 10 (Restrictive
                                 Covenant) and 11 (Damages - Injunctive Relief) of the Employment, Non-Disclosure and
                                 Non-Competition Agreement, dated August 19,
                                 2004, by and between the Company and the Employee, a copy of which is filed as Exhibit
                                 10.1 to the Company's Quarterly Report on Form
                                 10-Q for the fiscal quarter ended July 31, 2004. Solely for the purposes of such Section
                                 10, the Employee's employment shall be deemed to have terminated on the date hereof.

10. Effect of Agreement;
    Survival Until the end of the Employment Term, the provisions of this Agreement shall govern and supersede any prior agreement, understanding or arrangement between the Company and the Employee other than (i) the Indemnity Agreement, dated as of November 19, 2003, between the Company and the Employee and (ii) any such agreements relating to insurance policies. Subject to Section 11 below, Sections 3(a), 3(c) and 4 shall survive the termination of this Agreement.

11. Reservation of Rights        Neither of the parties shall be deemed to have
                                 waived any rights, defenses or remedies which they may have against the other, whether contractual, legal, equitable, or otherwise, and nothing in this Agreement shall be construed as limiting any such rights, defenses or remedies.

12. Notice                       All notices and other communications called for
                                 under this Agreement shall be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one day after being sent by a well established commercial overnight service or (c) four days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed as follows: if to the Company, at the address set forth above in this Agreement and if to the Employee, to the Employee's current address as set forth in the Company's personnel records.